Exhibit 99.1

Gopher Protocol Issues Press Release

SANTA MONICA, CA, July 13 2018 -- Gopher Protocol Inc. (OTCQB: GOPH) (“Gopher” or the “Company”), a company which specializes in the creation of Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies today, pursuant to the requirements of the OTC Markets Group and in order to maintain the Company’s quotation on the OTCQB, announced that, on July 10, 2018, it was made aware by OTC Markets of certain undated promotional activities surrounding the Company’s common stock.

Gopher Protocol Issues Press Release on Company’s website:

Please click on link below:

http://gopherprotocol.com/wp-content/uploads/2018/07/GopherDocJuly-.pdf

About Gopher Protocol Inc.

Gopher Protocol Inc. (OTCQB: GOPH) (“Gopher”) (http://gopherprotocol.com/) is a development-stage company which consider itself Native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mobile technology.  Gopher has a portfolio of Intellectual Property that when commercialized will include smart microchips, mobile application software and supporting cloud software.  The system contemplates the creation of a global network.  The core of the system will be its advanced microchip technology that can be installed in any mobile device worldwide. Gopher envisions this system as an internal, private network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov).  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its products and the integration into its existing products and the commercial acceptance of the Company’s products.  The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact:

Mansour Khatib, CEO
Gopher Protocol Inc.
VM Only 888-685-7336

Media: press@gopherprotocol.com